UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 30, 2006

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

On January 30, 2006, Gilead Sciences, Inc., a Delaware corporation (the Company), issued a press release announcing earnings for the quarter and year ended December 31, 2005. A copy of the earnings press release is filed as Exhibit 99.1 to this report.

Each non-GAAP financial measure reflected in the earnings press release is included because the Company’s management uses this information to help gain a better understanding of the comparative operating performance of the Company and believes it will be useful for investors. These non-GAAP financial measures represent adjustments to GAAP financial measures to exclude transactions or items the Company’s management believes were unusual due to their nature, size and infrequency. For the three and twelve months ended December 31, 2005, these adjustments included a one-time tax provision benefit of approximately $25.1 million related to a qualified dividend distribution made during the fourth quarter of 2005. For the year ended December 31, 2004, these adjustments included the first quarter fair value gain of $20.6 million and its related tax effects on the Company’s warrants to purchase shares of capital stock of Eyetech Pharmaceuticals, Inc. (Eyetech) as a result of Eyetech completing an initial public offering in February 2004, and the fourth quarter pre-tax make-whole payment of $7.4 million related to the redemption of the Company’s $345.0 million 2% convertible senior debt. Consequently, excluding these transactions from the Company’s results provides users of the financial statements an important insight into the Company’s results and related trends that affect the Company’s core business.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on January 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date: January 30, 2006

Exhibit Index

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on January 30, 2006